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                        Chisholm, Bierwolf & Nilson, LLC
                          Certified Public Accountants
                               533 West 2600 South
                              Bountiful, Utah 84010
                   (801) 292-8756 Telephone (801) 292-8809 Fax
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June 2, 2004


Securities and Exchange Commission
Washington, DC 20549

Re: Reality Interactive, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Reality Interactive's 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/S/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Salt Lake City, Utah